UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest reported) November 10, 2000
          ------------------------------------------------------------

                              Communicate.com Inc.
                              --------------------
             (Exact name of registrant as specified in its chapter)

           Nevada                       000-29929                88-0346310
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)


             #360 - 220 Cambie Street, Vancouver, BC       V6B 2M9
          ------------------------------------------------------------
             (Address of principal executive offices)     (Zip Code)


        Registrant's telephone number, including area code (604) 687-2142
        -----------------------------------------------------------------
         (Former name or former address, if changed since last report)

                      INFORMATION TO BE INCLUDED IN REPORT


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

(a) On November 10, 2000, Communicate.com Inc., a Nevada corporation (the "Company"), pursuant to a Purchase Agreement entered into on November 8, 2000 (the "Purchase Agreement"), acquired 11,714,080 shares, or approximately 52%, of the outstanding capital stock of Communicate.com Inc., an Alberta corporation ("Communicate Alberta"), from Bryan Liew. In consideration for the Communicate Alberta shares, the Company (i) issued an aggregate of 1,000,000 shares of its Common Stock to the Mr. Liew, (ii) made a cash payment of $400,000 to Mr. Liew, and (iii) agreed to either (a) make additional cash payments totaling an aggregate of $1,100,000 to Mr. Liew, or (b) if the Company is unable or fails to make such payments, to issue up to an additional 2,200,000 shares of Common Stock to Mr. Liew. The Company financed the acquisition through a loan (the "Loan") provided by Pacific Capital Markets Inc. ("PCMI") providing for up to $1,500,000 to be used solely for the acquisition of the shares from Mr. Liew. The Loan is due and payable on demand and is secured by substantially all of the assets of the Company, as evidenced by a Loan and Security Agreement dated November 10, 2000 between the Company and PCMI.

The Company negotiated the purchase price and terms of payment through arms-length negotiations with Mr. Liew. The Company reviewed and analyzed Communicate Alberta's assets, liabilities, management and prospects in determining the amount of the consideration to pay for the shares of Communicate Alberta.

On November 9, 2000 Mr. Liew resigned all positions held at Communicate Alberta and, as part of a Severance Agreement with Communicate Alberta, received payments and debt forgiveness totaling $13,000 and the rights to three domain names, formerly owned by Communicate Alberta. (b) On November 30, 2000 the Company made an offer to acquire all of remaining outstanding shares of Communicate Alberta not held by the Company by exchanging such shares for shares of the Company's common stock at a rate of one share of the Company's common stock for each 5.1470588 shares of Communicate Alberta common stock. The offer was terminated on December 29, 2000. During the period of the offer 7,079,039 shares, or 31%, of Communicate Alberta were exchanged for 1,375,339 shares of the Company's common stock.

As a result of the above transactions Communicate owns 83% of Communicate Alberta's common stock.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS

(a) Financial Statements of Communicate.com Inc. ("Communicate Alberta") as of June 30, 2000 and 1999 (audited).

(b)      Pro-Forma Financial Information:

         1. Communicate Pro-Forma Condensed Consolidated Balance Sheet as of September 30, 2000 (unaudited).

         2. Communicate Pro-Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1999 (unaudited).

         3. Communicate Pro-Forma Condensed Consolidated Statement of Operations for the nine month period ended September 30, 2000 (unaudited).

EXHIBITS

10.1 Purchase Agreement, dated November 8, 2000, between Communicate.com Inc. and Bryan Liew. (incorporated by reference from the Company's report on Form 10-QSB for the period ended June 30, 2000, filed November 14, 2000).

10.2 Loan and Security Agreement between Pacific Capital Markets, Inc. and Communicate.com Inc. (incorporated by reference from the Company's report on Form 10-QSB for the period ended June 30, 2000, filed November 14, 2000).

10.3 Form of Share Exchange Agreement, dated November 29, 2000, between Communicate.com Inc. the shareholders of Communicate.com Inc. (Alberta)

10.4 Letter Agreement, dated January 26, 2000, between Communicate.com Inc. (Communicate Alberta) and Sierra Systems Group Inc.

                                   SIGNATURES

Pursuant  to  the   requirements  of  the  Securities   Exchange  Act  of  1934,
Communicate.com Inc. has duly caused this report to be signed on its behalf by the undersigned, who is duly authorized.

                                        COMMUNICATE.COM INC.


Dated: March 30, 2001                   By: /s/ Graham Heal
                                            ------------------------------------
                                            Graham Heal, President


Dated: March 30, 2001                   By  /s/ Cameron Pan
                                            ------------------------------------
                                            Cameron Pan, Chief Financial Officer

COMMUNICATE.COM INC.

Financial Statements
JUNE 30, 2000 AND 1999












           Auditors' Report
           Balance Sheets
           Statements of Operations
           Statements of in Shareholders' Equity
           Statements of Cash Flows
           Notes to the Financial Statements

LABONTE & CO.                                                                        1205 - 1095 WEST PENDER STREET
------------------------------------------                                                  VANCOUVER, B.C.  CANADA
C H A R T E R E D    A C C O U N T A N T S                                                                  V6E 2M6
------------------------------------------                                           TELEPHONE       (604) 682-2778
                                                                                     FACSIMILE       (604) 689-2778
                                                                                     EMAIL        RJL@LABONTECO.COM

                                AUDITORS' REPORT
--------------------------------------------------------------------------------

TO THE DIRECTORS OF COMMUNICATE.COM INC.


We have audited the balance sheets of Communicate.com Inc. as at June 30, 2000 and 1999 and the statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2000 and 1999 and the results of its operations and its cash flows for the years then ended in accordance with generally accepted accounting principles in the United States.


                                                                 "LaBonte & Co."

                                                           CHARTERED ACCOUNTANTS

Vancouver, B.C.
February 13, 2001


COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-UNITED STATES REPORTING DIFFERENCES
--------------------------------------------------------------------------------

In the United States, reporting standards for auditors' would require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1. Our report to the Directors dated February 13, 2001 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.


                                                                 "LaBonte & Co."
                                                           CHARTERED ACCOUNTANTS

Vancouver, B.C.
February 13, 2001

COMMUNICATE.COM INC.
Balance Sheets
JUNE 30, 2000 AND 1999
--------------------------------------------------------------------------------

                                                                              2000           1999
                                                                                $              $
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                   1,618,937        23,801
Accounts receivable (net of allowances of $284,555 and $19,656)               524,451       317,982
Due from shareholder (note 6)                                                  69,410            --
Prepaid expenses                                                              122,359        89,556
                                                                            ---------      --------
                                                                            2,335,157       431,339

FIXED ASSETS (note 4)                                                       1,497,303       321,679

OTHER ASSETS                                                                   31,733        27,500
                                                                           ----------     ---------
                                                                            3,864,193       780,518
                                                                           ==========     =========
LIABILITIES

CURRENT LIABILITIES
Bank indebtedness                                                                  --        33,297
Accounts payable and accrued liabilities (note 5)                           1,863,131       684,005
Due to shareholders                                                            24,521        68,021
Current portion of lease obligation (note 5)                                   94,736        69,674
                                                                           ----------     ---------
                                                                            1,982,388       854,997

LEASE OBLIGATION (note 5)                                                      84,182       124,889
                                                                           ----------     ---------
                                                                            2,066,570       979,886
                                                                           ----------     ---------
COMMITMENTS AND CONTINGENCIES (note 10)

SUBSEQUENT EVENTS (note 11)

SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)

CAPITAL STOCK (note 7)
Authorized
      Unlimited (1999 - 2,000,000) Class A common shares, no par value

Issued
      22,454,238 (1999 - 16,542,750) Class A common shares, no par value    7,129,438       534,428
      Subscriptions receivable                                                (16,227)      (25,000)
                                                                           ----------     ---------
                                                                            7,113,211       509,428
DEFICIT                                                                    (5,315,588)     (708,796)
                                                                           ----------     ---------
                                                                            1,797,623      (199,368)
                                                                           ----------     ---------
                                                                            3,864,193       780,518
                                                                           ==========     =========


               See accompanying notes to the financial statements

COMMUNICATE.COM INC.
Statements of Operations
FOR THE YEARS ENDED JUNE 30, 2000 AND 1999
--------------------------------------------------------------------------------




                                                           2000           1999
                                                             $             $

REVENUE                                                  2,143,016      1,441,210
                                                         ---------      ---------
EXPENSES
General and administration                               3,757,738      1,672,198
Sales and marketing                                      1,547,135        261,048
Depreciation and amortization                              540,226         83,819
Stock-based compensation                                   708,989             --
                                                        ----------     ----------
                                                         6,554,088      2,017,065
                                                        ----------     ----------
Operating loss                                          (4,411,072)      (575,855)
                                                        ----------     ----------
INTEREST
Expense                                                     (4,641)       (20,082)
Income                                                      69,442            801
                                                        ----------     ----------
                                                            64,801        (19,281)
                                                        ----------     ----------
Loss before income taxes                                (4,346,271)      (595,136)

RECOVERY OF INCOME TAXES                                        --         13,326
                                                        ----------     ----------

NET LOSS FOR THE YEAR                                   (4,346,271)      (581,810)
                                                        ----------     ----------

BASIC LOSS PER SHARE                                         (0.22)         (0.04)
                                                        ----------     ----------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING    19,554,186     16,152,901
                                                        ----------     ----------


               See accompanying notes to the financial statements

COMMUNICATE.COM INC.
Statements of Operations
FOR THE YEARS ENDED JUNE 30, 2000 AND 1999
--------------------------------------------------------------------------------


                                                        CLASS A COMMON SHARES
                                              ---------------------------------------------
                                                                                                           TOTAL
                                                                                                      SHAREHOLDER'S
                                                                             SUBSCRIBED                (DEFICIENCY)
                                                NUMBER OF         ISSUED         AMOUNT     DEFICIT          EQUITY
                                                   SHARES              $              $           $               $
                                              ------------------------------------------------------------------------
Balance - June 30, 1998                         17,902,610         181,009             --     (112,018)         68,991

Issuance of 77,076 common shares at $0.26
   per share                                        77,076          20,000                          --          20,000
Issuance of 600,649 common shares at $0.25
   per share - net of issuance costs               600,649         136,452                          --         136,452
Issuance of 286,125 common shares at $0.30
   per share                                       286,127          85,000                          --          85,000
Issuance of 135,235 common shares at $0.37
   per share                                       135,235          50,000                          --          50,000
Issuance of 181,161 common shares at $0.43
   per share - net of issuance costs               181,162          75,000                          --          75,000
Share subscription                                      --              --       (25,000)           --         (25,000)
Repurchase of common shares                     (2,640,112)        (13,033)                    (14,968)        (28,001)
Net loss for the year                                   --              --                    (581,810)       (581,810)
                                              ------------       ---------       -------      --------        --------

Balance - June 30, 1999                         16,542,747         534,428       (25,000)     (708,796)       (199,368)

Issuance of 257,058 common shares at $0.43
   per share                                       257,058         110,000                          --         110,000
Issuance of 1,658,500 common shares on
   exercise of options at $0.0004 per share      1,658,500
      for cash                                                         717                          --             717
      For stock-based compensation (note 7)                        708,989                          --         708,989
Issuance of 40,191 common shares at $0.60
   per share                                        40,191          24,006                          --          24,006
Issuance of 16,788 common shares at $0.60
   per share                                        16,788          10,000                          --          10,000
Issuance of 342,922 common shares at $0.71
   per share                                       342,922         245,000                          --         245,000
Issuance of 51,546 common shares at $1.16
   per share                                        51,546          60,000                          --          60,000
Issuance of 500,000 common shares at $1.08
   per share                                       500,000         540,550                          --         540,550
Issuance of 3,500,000 common shares at
   $1.45 (U.S. $1.00) per share - net of
   issuance costs                                3,500,000       4,702,651                          --       4,702,651
Issuance of 181,750 common shares at $1.45
   (U.S. $1.00) per share                          181,750         263,475                          --         263,475
Issuance of 1,388 common shares from
   exercise of options                               1,388           1,013                          --           1,013
Share subscription                                      --              --        15,000            --          15,000
Share subscriptions                                     --              --        (6,227)           --          (6,227)
Repurchase of shares                              (228,900)        (71,391)                   (260,521)       (331,912)
Common shares returned to treasury and
   cancelled                                      (409,752)             --                          --              --
Net loss for the year                                   --              --                  (4,346,271)     (4,346,271)
                                              ------------       ---------       -------      --------        --------

Balance - June 30, 2000                         22,454,238       7,129,438       (16,227)   (5,315,588)      1,797,623
                                              ============       =========       =======     =========       =========

               See accompanying notes to the financial statements

COMMUNICATE.COM INC.
Statements of Operations
FOR THE YEARS ENDED JUNE 30, 2000 AND 1999
--------------------------------------------------------------------------------

CASH PROVIDED BY (USED IN):

                                                                                              2000                   1999
                                                                                                $                      $

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year                                                                       (4,346,271)             (581,810)
Adjustments to reconcile net loss to net cash used in operating activities
      Stock-based compensation                                                                 708,989                     -
      Depreciation and amortization                                                            540,226                83,819
Changes in operating working capital items
      Accounts receivable                                                                     (206,469)             (177,018)
      Due from shareholder                                                                     (69,410)                    -
      Other                                                                                    (32,803)              (74,964)
      Accounts payable and accrued liabilities                                               1,179,126               502,088
                                                                                            ----------              --------
                                                                                            (2,226,612)             (247,885)
                                                                                            ----------              --------

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of loan payable                                                                            -               (12,000)
Bank indebtedness                                                                              (33,297)               33,297
Lease obligation                                                                               (15,645)              162,800
Advances to (from) shareholders                                                                (43,500)               50,000
Repurchase of capital stock during the year                                                   (331,912)              (28,001)
Proceeds from issuance of capital stock under stock option plans                                 1,730                     -
Share subscriptions received                                                                    15,000                     -
Proceeds from issuance of capital stock - net of issuance costs of $367,000
      (1999 - $16,048)                                                                       5,949,454               341,452
                                                                                            ----------              --------
                                                                                             5,541,830               547,548
                                                                                            ----------              --------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                                                          (1,712,732)             (319,265)
Purchase of other assets                                                                        (7,350)              (27,500)
                                                                                            ----------              --------
                                                                                            (1,720,082)             (346,765)
                                                                                            ----------              --------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                             1,595,136               (47,102)

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                                                   23,801                70,903
                                                                                            ----------              --------
CASH AND CASH EQUIVALENTS - END OF YEAR                                                      1,618,937                23,801
                                                                                            ==========              ========

SUPPLEMENTAL CASH FLOW INFORMATION (note 3)

               See accompanying notes to the financial statements

COMMUNICATE.COM INC.
Notes to the Financial Statements
JUNE 30, 2000 AND 1999
--------------------------------------------------------------------------------



1.    NATURE OF CONTINUED OPERATIONS

      Prior to June 30, 2000, the Company provided services as web design consultants to corporations in British Columbia, Canada. For the years ended June 30, 2000 and 1999, the consulting services provided the majority of the revenues. Communicate.com owns a large portfolio of simple, intuitive domain names. During the 2000 fiscal year the Company changed its focus to developing these domain names into an e-commerce network. Substantial costs were incurred in developing this business plan such that the Company was forced to change its focus again subsequent to year-end due to the lack of funds. The Company's current business strategy is to seek partners to develop its domain names to include content, commerce and community applications. Refer to note 11(d).

      At June 30, 2000, the Company has an accumulated deficit of $5,315,588 (1999 - $708,796) and has incurred significant losses since inception on February 7, 1994. These financial statements have been prepared on the going concern basis of accounting. The Company's ability to continue its operations is dependent upon the continued support of its shareholders, obtaining additional financing and/or settling its outstanding debts and generating future profitable operations. There is no assurance that the Company will be successful in achieving any or all of these objectives over the coming year.


2.    SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION

      The accompanying financial statements are presented in Canadian dollars and are prepared in accordance with accounting principles generally accepted in the United States.

      CASH AND CASH EQUIVALENTS

      Cash and cash equivalents consists of cash on deposit and highly liquid short-term interest bearing securities with maturities at the date of purchase of three months or less.

      FIXED ASSETS

      Fixed assets are recorded at cost. Depreciation and amortization are computed at the following ratesover the estimated useful lives of the assets:

           Computer equipment                     30% declining balance
           Automobiles                            30% declining balance
           Furniture and fixtures                 20% declining balance
           Office equipment                       20% declining balance
           Leasehold improvements                 4 years straight line
           Computer software                      2 years straight line
           Intangible assets                 1 - 10 years straight line

      One-half year depreciation and amortization is taken in the year of acquisition on certain capital assets.

COMMUNICATE.COM INC.
Notes to the Financial Statements
JUNE 30, 2000 AND 1999
--------------------------------------------------------------------------------

2.    SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      REVENUE RECOGNITION

      To date the Company has derived the majority of its revenue from web consulting services agreements. The Company recognizes revenue on a completed time and materials basis upon issuance of the invoice.

      Domain name revenue consists primarily of commissions earned from the referral of visitors to the Company's sites to other parties. Collectibility of these referral commissions is subject to a high level of uncertainty; accordingly revenues are recognized only as received in cash.

      ADVERTISING EXPENSES

      The Company accounts for advertising expenses in accordance with AICPA Statement of Position 93-7, Reporting on Advertising Costs, whereby costs are expensed as incurred. Advertising expenses totalled $706,924 and $6,992 during the years ended June 30, 2000 and 1999 respectively.

      STOCK-BASED COMPENSATION

      The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and complies with the disclosure provisions of Statement of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.

      The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services" ("EITF 96-18"). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

      INCOME TAXES

      The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

      A valuation allowance is provided for deferred tax assets if it is more likely than not that the Company will not realize the future benefit, or if the future deductibility is uncertain.

COMMUNICATE.COM INC.
Notes to the Financial Statements
JUNE 30, 2000 AND 1999
--------------------------------------------------------------------------------

2.    SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses for the periods that the financial statements are prepared. Actual amounts could differ from these estimates.

      FOREIGN CURRENCY TRANSACTIONS

      The Company's functional currency is the Canadian dollar. Monetary assets and liabilities denominated in a foreign currency are translated into Canadian dollars at the exchange rate prevailing at the balance sheet date. Revenue and expenses denominated in foreign currencies are translated at the exchange rate prevailing at the transaction date. Exchange differences are included in income as they arise. Material exchange differences arising on translation are included in a separate component of shareholders' equity.

      FINANCIAL INSTRUMENTS

      Financial instruments are initially recorded at historical cost. If subsequent circumstances indicate that a decline in fair value of a financial asset is other than temporary, the financial asset is written down to its fair value. Refer to Note 8.

      LOSS PER SHARE

      Basic loss per share is computed by dividing loss for the period by the weighted average number of common shares outstanding for the period. Fully diluted loss per share reflects the potential dilution of securities by including other potential common stock, including convertible preferred shares, in the weighted average number of common shares outstanding for a period and is not presented where the effect is anti-dilutive. The Company has no dilutive securities.

      COMPREHENSIVE INCOME

      Comprehensive income is defined as the change in equity from transactions, events and circumstances, other than those resulting from investments by owners and distributions to owners. Comprehensive income consists of net loss, as the Company has no other comprehensive income or loss.

      IMPAIRMENT OF LONG-LIVED ASSETS

      The Company reviews the carrying amount of capital assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The determination of any impairment would include a comparison of estimated future operating cash flows anticipated during the remaining life with the net carrying value of the asset. No impairment losses have been recorded through June 30, 2000.

COMMUNICATE.COM INC.
Notes to the Financial Statements
JUNE 30, 2000 AND 1999
--------------------------------------------------------------------------------

2.    SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      RECENT ACCOUNTING PRONOUNCEMENTS

      In March, 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation - an interpretation of APB Opinion No. 25 ("FIN 44") which clarifies the application of APB 25 for certain issues. This interpretation is effective July 1, 2000, but certain conclusions in this interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. The Company has determined that this pronouncement will not have a material impact on the reporting and measurement of stock based compensation by the Company.

      In June 1998, The FASB issued Statement Number 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments, embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in fair value of the derivative depends on the intended use of the derivative and the resulting designation. The Company does not expect that the adoption of SFAS 133 will have a material impact on its financial statements.

      The Securities and Exchange Commission Staff Accounting Bulletin No. 101 and subsequent amendments and related releases ("SAB 101") released during the year ended September 30, 1999 provide guidance for the recognition of revenue in financial statements. The Company has considered the guidance presented therein and believes that the Company's practices for the recording of revenue are consistent with this guidance.


3.    SUPPLEMENTAL CASH FLOW INFORMATION

                                                                                             2000         1999
                                                                                               $           $

      Cash paid for interest                                                                 76,300        19,000
      Supplemental non-cash investing and financing activities
           Share subscriptions receivable                                                     6,227        25,000
      Stock-based compensation                                                              708,989            --



4.    FIXED ASSETS

                                                                                            2000               1999
                                                                                              $                 $
      Property and equipment
           Computer equipment                                                             1,484,538        347,447
           Computer software                                                                558,497         22,583
           Automobiles                                                                       26,060         26,060
           Furniture and fixtures                                                            60,163         29,672
           Office equipment                                                                   9,336          5,906
           Leasehold improvements                                                            39,667         33,860
                                                                                        -----------      ---------
                                                                                          2,178,261        465,528
           Accumulated depreciation and amortization                                       (680,958)      (143,849)
                                                                                        -----------      ---------
                                                                                          1,497,303       321,679
                                                                                        ===========      =========

COMMUNICATE.COM INC.
Notes to the Financial Statements
JUNE 30, 2000 AND 1999
--------------------------------------------------------------------------------

4.    FIXED ASSETS (CONTINUED)

      Equipment held under capital lease is included in property and equipment and at June 30, 2000 was $826,209 (1999 - $202,065). Accumulated
      amortization of leased equipment at June 30, 2000 was $181,973 (1999 - $39,616).

      As of June 30, 2000, future minimum annual lease payments under capital leases together with their present value were:

                                                                   $

           2001                                                115,487
           2002                                                 46,629
           2003                                                 22,688
           2004                                                  6,115
           2005                                                  2,652
                                                            ----------
           Total minimum lease payments                        193,571
           Amount representing interest                        (14,653)
                                                            ----------
           Present value of minimum lease payments             178,918
                                                            ==========


5.    ACCOUNTS PAYABLE

                                             2000               1999
                                               $                 $

      Trade payables                            1,266,311          231,868
      Financing fees payable                      367,000               --
      Accrued liabilities                         229,820          452,137
                                             ------------      -----------
                                                                        --
                                                1,863,131          684,005
                                             ============      ===========


6.    RELATED PARTY TRANSACTIONS

      The amounts due to shareholders bear interest at 3% per annum and have no stated terms of repayment.

      The amount due from a shareholder is non-interest bearing and, at June 30, 2000 had no stated terms of repayment.

      Refer to note 11.

7.    CAPITAL STOCK

      Holders of Class A common shares are entitled to one vote per share on all matters submitted to a vote of the shareholders of the Company. Upon the occurrence of a liquidation, dissolution or winding up of the assets of the Company, the holders of Class A common shares will be entitled to share pro-rata in the distribution of all assets remaining available for distribution after satisfaction of all liabilities.

COMMUNICATE.COM INC.
Notes to the Financial Statements
JUNE 30, 2000 AND 1999
--------------------------------------------------------------------------------
7.    CAPITAL STOCK (CONTINUED)

      As at June 30, 1999, the authorized common shares of the company consisted of 2,000,000 Class A common shares with no par value of which 715,362 pre-split shares were issued and outstanding. On February 29, 2000, the Board of Directors passed a resolution to adopt a forward stock split at a ratio of 1:23.125 with the effect that the total issued and outstanding shares increased to 18,500,000 shares. The stock split has been applied retroactively to all periods presented.

      On February 29, 2000, the Company's Articles of Incorporation were amended to increase the Company's authorized common shares to an unlimited number of common shares.


      STOCK OPTION PLAN

      The Company has a Share Award Plan that permits the grant of incentive stock options to employees and directors. A maximum of 25% of issued and outstanding Class A common shares may be subject to awards under the plan, which generally have a vesting period of two years. The stock options have terms expiring on or before December 31, 2004.

      On February 29, 2000, the company completed an option split at a ratio of 1:9.25 with the effect that the total options granted increased to 79,514. The option split has been applied retroactively to all periods presented.

      Stock option transactions were as follows:

                                                                                                             WEIGHTED-AVERAGE
                                                                                            NUMBER OF         EXERCISE PRICE
                                                                                              OPTIONS                 U.S. $

           Balance - June 30, 1998                                                              24,513                  0.50
                Options granted                                                                 55,001                  0.50
                Options cancelled                                                                   --                    --
                Options exercised                                                                   --                    --
                                                                                            ----------                  ----
           Balance - June 30, 1999                                                              79,514                  0.50
                Options granted                                                              4,163,656                  0.51
                Options cancelled                                                             (377,103)                 0.64
                Options exercised                                                           (1,659,888)                 0.01
                                                                                            ----------                  ----
           Balance - June 30, 2000                                                           2,206,179                  0.87
                                                                                            ==========                 =====

      The following table summarizes information about stock options outstanding at June 30, 2000 (note 11(f)):


                                                                                      WEIGHTED
                        RANGE OF                      NUMBER OF                        AVERAGE
                        EXERCISE                        OPTIONS                      REMAINING                       OPTIONS
                          PRICES                 OUTSTANDING AT               CONTRACTUAL LIFE                EXERCISABLE AT
                          U.S. $                   JUNE 30,2000                        (YEARS)                  JUNE 30,2000

                             0.50                        107,779                           4.50                            --
                             0.70                      1,808,000                           4.50                       210,500
                             1.00                         90,400                           4.75                            --
                             2.50                        200,000                           5.75                            --


COMMUNICATE.COM INC.
Notes to the Financial Statements
JUNE 30, 2000 AND 1999
--------------------------------------------------------------------------------

7.    CAPITAL STOCK (CONTINUED)

      STOCK-BASED COMPENSATION

      The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees". This method recognizes compensation cost as the amount by which the fair value of the stock exceeds the exercise price at the date of grant.

      Had the company determined compensation costs based on fair value at the date of grant for its awards under the method prescribed by Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-based Compensation" no additional pro forma compensation expense would have been reflected using the Black Scholes option-pricing model. Assumptions used in the pricing model included:

          a)    Risk free interest rate of 7.5%;

          b)    Expected volatility of 0.0% (private company);

          c)    Expected dividend yield of $nil; and

          d)    An estimated average life of 4.5 to 4.75 years.

8.    INCOME TAXES

      The Company is subject to Canadian federal and British Columbia provincial taxes in Canada.

      The Company has accumulated net operating loss ("NOL") carryforwards totalling $4,790,000 that can be applied to reduce taxable income in future taxation years. The NOL expire as follows:

                                                           $

           2006                                          474,000
           2007                                        4,316,000

      The potential tax benefit of these losses, if any, has not been recorded in these financial statements.

      Net deferred tax assets consist of the following:

                                                                              2000                   1999
                                                                                 $                      $

           Net operating loss carryforwards                               4,790,000               474,000
           Deferred tax asset valuation allowance                        (4,790,000)             (474,000)
                                                                       --------------       -------------

           Net deferred tax assets                                               --                    --
                                                                       --------------       -------------

      Based on a number of factors including, the lack of a history of profits, management believes that there is sufficient uncertainty regarding the realization of deferred tax assets such that a full valuation allowance has been provided.

      The income tax provisions for the years ended June 30, 2000 and 1999 do not differ materially from the amount obtained by applying the applicable statutory income tax rates to loss before income taxes.

COMMUNICATE.COM INC.
Notes to the Financial Statements
JUNE 30, 2000 AND 1999
--------------------------------------------------------------------------------

9.    FINANCIAL INSTRUMENTS

      INTEREST RATE RISK EXPOSURE

      The Company has limited exposure to any fluctuation in interest rates.

      FOREIGN EXCHANGE RISK

      The Company has limited exposure to any fluctuation in foreign exchange.

      CONCENTRATION OF CREDIT RISK

      Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and trade accounts receivable. The Company limits its exposure to credit loss by placing its cash and cash equivalents on deposit with high credit quality financial institutions. Receivables arising from sales to customers are generally not significant individually and are not collateralized; as a result, management continually monitors the financial condition of its customers to reduce the risk of loss.

      FAIR VALUES OF FINANCIAL INSTRUMENTS

      The Company's financial instruments include cash and cash equivalents, accounts receivable, bank indebtedness, accounts payable and accrued liabilities, loan payable, due to shareholders and capital lease obligation. The fair values of these financial instruments approximate their carrying values. The fair value of the Company's capital leases are estimated based on market value of financial instruments with similar terms. Management believes that the fair value of the debt approximates its carrying value.


10.   COMMITMENTS AND CONTINGENCIES

      COMMITMENTS

      As of June 30, 2000, future minimum annual lease payments for operating leases (excluding capitalized leases discussed in note 4) are as follows:

                                                            $
                2001                                   160,263
                2002                                   138,520
                2003                                   138,520
                2004                                   103,890

      Rent expense for June 30, 2000 was $203,355 (1999 - $21,515).

      CONTINGENCIES

      The former Chief Executive Officer of Communicate.com has commenced a legal action on March 9, 2000 for wrongful dismissal and breach of contract. He is seeking, at minimum, 18.39% of the outstanding shares of Communicate.com, specific performance of his contract, special damages in an amount of $37,537, aggravated and punitive damages, interest and costs. On June 1, 2000, Communicate.com commenced an action against this individual claiming damages and special damages for breach of fiduciary duty and breach of his employment contract. The amount of loss, if any, resulting from this litigation is presently not determinable.

COMMUNICATE.COM INC.
Notes to the Financial Statements
JUNE 30, 2000 AND 1999
--------------------------------------------------------------------------------

10.   COMMITMENTS AND CONTINGENCIES (CONTINUED)


      Subsequent to year-end the Company has been threatened with legal action by Don King Productions ("DKP") for alleged infringements on a pay-per-view telecast in March 2000. DKP is seeking damages of $100,000 and rights to one of the Company's domain names. The Company denies any wrongdoing and will defend any action undertaken by DKP.


11.   SUBSEQUENT EVENTS

           a.    Acquisition

              Subsequent to June 30, 2000, the Company entered into a conditional purchase agreement to acquire the assets of Tourdex.com Inc., Cyberstore Systems Inc. and Whistler Networks Inc. for $1,750,000. The Company loaned $89,700 to these entities as part of the conditional purchase agreement. On October 3, 2000 the Company terminated negotiations and commenced seeking repayment of the $89,700 demand loan, which to date has not been repaid.

           b. Change in ownership

              On November 10, 2000, Communicate.com Inc. (Nevada) (formerly Troyden Corp) a U.S. publicly traded Company which shares are listed on the OTC Bulletin Board, purchased 11,714,080 shares of the Company from Brian Liew, President and CEO representing 52% of the outstanding shares of the Company. Concurrent with the purchase, Brian Liew resigned from the Company. As part of his Termination Agreement, he received severance payments and debt forgiveness totalling $19,410. The balance of his shareholder loan is being repaid by monthly installments commencing November 9, 2000. Also as part of his termination, he received the rights to three domain names owned by the Company.

          c.    Offer to minority shareholders

              On November 30, 2000, Communicate.com Inc. (Nevada) made an offer to purchase all of the outstanding minority shareholdings in the Company on the basis of one share for each 5.1470556 shares held until December 29, 2000. A total of 7,079,039 shares were exchanged and effective December 29, 2000, Communicate.com Inc. (Nevada) owns 83% of the common stock of the Company.

          d.    Minority Shareholder oppression action

              Subsequent to year-end certain minority shareholders threatened to take legal action in the Court of Queens Bench of Alberta pursuant to the Alberta Business Corporation Act to obtain remedies based on alleged shareholder oppression.

              These shareholders have also notified certain directors and investors of their intention to proceed with derivative claims that will be proceeded with in combination with the shareholder oppression action. As of the date of the auditors' report no statement of claim has been filed. Should a claim be started, the Company intends to vigorously defend this action.

COMMUNICATE.COM INC.
Notes to the Financial Statements
JUNE 30, 2000 AND 1999
--------------------------------------------------------------------------------

11.   SUBSEQUENT EVENTS (CONTINUED)

          e.    Change in operations and restructuring

              Due to financial constraints, the Company changed the nature of its operations from developing domain names into an e-commerce network to entering into strategic partnerships to develop domain names. As a result, all but three of the Company's employees were laid off between September 2000 and October 31, 2000. The Company also disposed of capital assets with a net book value of $469,684 for proceeds of $360,924. The Company has also renegotiated its office lease agreements, downsizing as a result of employee lay-offs.

          f.    Cancellation of stock options

              As part of the restructuring described above, all 2,206,179 stock options outstanding at June 30, 2000 were cancelled in accordance with termination provisions in the Company's Stock Option Plan. The Company currently has no stock options outstanding.

          g.    Sale of cricket.com

              Subsequent to year-end the Company entered into an agreement to sell one of its URL domain names for $1,000,000 US structured as follows:

                   1.  $25,000 US, paid on closing,
                   2. Communicate.com will receive 90% of the net revenues to a maximum of $500,000 US, from Cricket.com Ltd. (a newly formed company of which Communicate.com will own 40%), and
                   3. Communicate.com will receive 50% of the net revenues from Cricket.com Ltd. until the balance of $500,000 US is paid.

          h.    Sale of vietnam.com

              Subsequent to year-end the Company entered into an agreement to sell one of its URL domain names for $500,000 US structured as follows:

                   1.  $200,000 US paid 10 days after closing
                   2. $300,000 US paid within 90 days following the transfer of the domain name, and
                   3. Communicate.com will receive ordinary shares equal to 20% of the new company, which holds the rights to the domain name.

                              COMMUNICATE.COM INC.

             PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 10, 2000, Communicate.com Inc., a Nevada corporation (the "Company" or "CMNN") acquired approximately 52% of the issued and outstanding shares of the common stock of Communicate.com Inc. ("AlbertaCo") from Bryan Liew for (a) $400,000 cash, plus (b) $1,100,000 payable in $275,000 payments every thirty days over the 120 days following the acquisition in either cash or, if CMNN failed to pay or chose not to pay in cash, in shares of CMNN's $0.001 par value common stock at an agreed price of $0.50 per share, plus (c) one million shares of CMNN common stock. The one million shares were recorded at $0.50 per share that was the agreed price per share stated in the Purchase Agreement. The $400,000 cash was paid with the proceeds of a demand loan from Pacific Capital Markets, Inc. and the $1,100,000 payable has been recorded as an issuance of 2,200,000 shares which were recorded at $0.50 per share, as it is more likely than not the Company will repay the debt with shares of its common stock.

Concurrently with the acquisition, AlbertaCo entered into a severance agreement with Mr. Liew, which includes forgiveness of debt of $13,000 and the rights to three domain names with an estimated fair value of $205,000.

Following its acquisition of shares from Mr. Liew, between November 30 and December 29, 2000 CMNN acquired from minority shareholders an additional 31% of AlbertaCo by exchanging one share of CMNN's common stock for each 5.147058 shares of AlbertaCo's common stock tendered. CMNN issued 1,375,339 shares of its common stock in exchange for 7,078,950 shares of AlbertaCo's common stock. These shares have been recorded at $0.64 per share which was the average trading price of the Company's common stock during the share exchange discounted by 20%.

In connection with the acquisition of AlbertaCo there was a change in business operations of AlbertaCo and all but three employees were laid-off and certain fixed assets were disposed of. The results of these non-recurring operations have been eliminated from the pro-forma condensed consolidated statements of operations.

The acquisition of AlbertaCo will be accounted for as a purchase, with the assets acquired and liabilities assumed recorded at 83% of fair value and the results of AlbertaCo's operations included in CMNN's consolidated financial statements from the date of acquisition net of the allocation to the minority interest. Because AlbertaCo has a negative net book value on acquisition, no minority interest is recorded.

The accompanying condensed consolidated financial statements illustrate the effect of the acquisition on the Company's financial position and results of operations. The condensed consolidated balance sheet as of September 30, 2000 is based on the historical balance sheets of the Company and AlbertaCo as of that date and assumes the acquisition took place on that date. The condensed consolidated statements of operations for the year ended December 31, 1999 and the nine months ended September 30, 2000 are based on the historical statements of operations of the Company and AlbertaCo for those periods. The pro-forma condensed consolidated statements of income assume the acquisition took place at the beginning of each period.

The pro-forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro-forma condensed consolidated financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ.

The accompanying condensed consolidated pro-forma financial statements should be read in connection with the historical financial statements of the Company and AlbertaCo.

                              COMMUNICATE.COM INC.
            PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                   (unaudited)1

                                                                                      Combined      Adjustments   Adj    Pro-Forma
                                       AlbertaCo      AlbertaCo         CMNN       Statements                     #
                                          Can$         US$0.673                  of Operations

Revenues                               $ 1,792,113     $1,428,876   $     --      $ 1,428,876     $ (1,392,876)    2       $ 36,000
                                       -----------     ----------   --------      -----------                              --------
Operating Expenses
    Administrative                       2,714,968      1,827,173         25        1,827,198       (1,342,638)    3        484,560
    Sales & marketing                      904,092        608,454         --          608,454         (572,454)    3         36,000
    Depreciation and amortization          312,023        209,991         --          209,991         (121,155)    3         88,836
    Stock-based compensation               354,495        238,575         --          238,575         (238,575)    3              -
                                       -----------     ----------   --------      -----------                              --------
                                         4,285,578      2,884,194         25        2,884,219                              609,396
                                       -----------     ----------   --------      -----------                              --------

Operating Loss                           2,493,465      1,455,318         25        1,455,343                               573,396

Interest & Other (Income) Expenses          22,760         15,317      2,103           17,420          (16,340)    4         33,760
                                       -----------     ----------   --------      -----------                              --------
Net operating loss for the year       $  2,516,225     $1,470,635  $   2,128      $ 1,472,763                              $607,156
                                       ===========     ==========   ========     ============                              ========

Loss per share                                                     $  0.0002                                               $ 0.0438
                                                                   =========                                               ========
Weighted average number
   of shares outstanding                                           9,300,000                        4,575,339     1      13,875,339
                                                                   =========                        =========            ==========

                  See Notes to Pro-Forma consolidated Financial Statements

                              COMMUNICATE.COM INC.
            PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2000
                                   (unaudited)

                                                                                    Combined        Adjustments   Ref     Pro-Forma
                                      AlbertaCo        AlbertaCo        CMNN        Statements                     #
                                         Can$          US$0.6795                  of Operations


Revenue                              $    657,876    $    447,027    $       --   $    447,027    $   (420,027)     2   $    27,000
                                     ------------    ------------    ----------   ------------                          -----------

Operating Expenses
    Administrative                      3,536,648       2,403,152        12,462      2,415,614      (2,048,614)     3       367,000
    Sales & marketing                   1,397,719         949,750            --        949,750        (922,750)     3       27,000
    Depreciation and amortization       1,065,496         724,005            --        724,005        (656,005)     3       68,000
    Stock-based compensation              145,000          98,528            --         98,528         (98,528)     3           --
                                     ------------    ------------    ----------   ------------                          -----------
                                        6,144,863      4,175,434        12,462       4,187,896        462,000
                                     ------------    ------------    ----------   ------------                          -----------

Operating Loss                          5,486,987       3,728,408        12,462      3,740,870         435,000

Interest & Other (Income) Expenses        (75,161)        (51,072)        1,989        (49,083)         78,642      4       29,559
                                     ------------    ------------    ----------   ------------                          -----------

Net Operating Loss for the Period    $  5,411,826    $  3,677,336    $   14,451   $  3,691,787    $    464,559
                                     ============    ============    ==========  =============                         ============

Loss per share from Continuing
   Operations                                                        $    0.002                                        $     0.033
                                                                     ==========                                        ===========

Weighted average number
   of shares outstanding                                              9,300,000                      4,575,339      1   13,875,339
                                                                      =========                      =========          ==========

            See Notes to Pro-Forma Consolidated Financial Statements

                              COMMUNICATE.COM INC.
                 PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            As at September 30, 2000
                                   (Unaudited)

                                                                                      Combined      Adjustments   Ref  Pro-Forma
                                          AlbertaCo        AlbertaCo       CMNN        Balance                      #
                                             Can$          US$0.666                    Sheets
ASSETS

Cash and equivalents                       $   449,972    $   299,681    $      --    $   299,681    $        --         $  299,681
 Accounts receivable & other assets            371,029        247,105           --        247,105             --            247,105
                                           -----------    -----------    ---------    -----------    -----------         ----------

Total current assets                           821,001        546,786           --        546,786             --            546,786

Intangibles, licenses and other                 31,733         21,134           --         21,134      3,400,975     1    3,422,109
Capital assets                                 781,808        520,684           --        520,684             --            520,684
                                           -----------    -----------    ---------    -----------    -----------         ----------

Total assets                               $ 1,634,542    $ 1,088,604    $      --    $ 1,088,604    $ 3,400,975         $4,489,579
                                           ===========    ===========    =======      ===========    ===========         ==========

LIABILITIES AND
     STOCKHOLDERS' EQUITY

Accounts payable & accrued
     liabilities                           $ 1,978,354    $ 1,317,583    $  30,836    $ 1,348,419    $        --         $1,348,419
                                           -----------    -----------    ---------    -----------    -----------         ----------

Total current liabilities                    1,978,354      1,317,583       30,836      1,348,419             --          1,348,419

Demand loan                                         --             --           --             --        400,000     1      400,000
Lease & other long term liabilities             84,182         56,065           --         56,065             --             56,065
                                           -----------    -----------    ---------    -----------    -----------         ----------

Total liabilities                            2,062,536      1,373,648       30,836      1,404,484        400,000          1,804,484

Common shares                                7,256,136      4,832,586          310      4,832,896     (4,828,011)    1         4,885
Additional paid in capital                          --             --        3,690          3,690      2,475,667     1     2,479,357
Deficit                                     (7,684,130)    (5,117,630)     (34,836)    (5,152,466)     5,353,319     1       200,853
                                           -----------    -----------    ---------    -----------    -----------         ----------

Total stockholders equity                     (427,994)      (285,044)     (30,836)      (315,880)     3,000,975           2,685,095
                                           -----------    -----------    ---------    -----------    -----------         ----------

Total liabilities & stockholders' equity   $ 1,634,542    $ 1,088,604    $      --    $ 1,088,604    $ 3,400,975         $ 4,489,579
                                           ===========    ===========    =======      ===========    ===========         ===========

            See Notes to Pro-Forma Consolidated Financial Statements

COMMUNICATE.COM INC.
NOTES TO PRO-FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
(UNAUDITED)

NOTE (A) - The pro-forma adjustments to the condensed consolidated balance sheet are as follows:

(1) To reflect the acquisition of 83% of AlbertaCo and the allocation of the purchase price on the basis of the fair values of the assets acquired and liabilities of AlbertaCo are as follow:

                     Components of purchase price:

                           Cash advanced by Pacific Capital Markets Inc.
                             and paid to Bryan Liew                                   $         400,000
                           1,000,000 Communicate Class A common
                             shares issued to Bryan Liew                                        500,000
                           Conversion of Bryan Liew debt into
                             2,200,000 Communicate Class A common shares                      1,100,000
                           1,375,339 Communicate Class A common shares
                             issued to AlbertaCo minority shareholders                          880,217
                                                                                          -------------

                     Allocation of purchase price: (a)                                        2,880,217

                           Stockholders' equity of AlbertaCo (b)                                520,758
                           Increase in intangibles - domain names                            (7,526,618)
                                                                                          -------------

                     Asset value in excess of cost                                           (4,125,643)

                           Intangibles (c)                                                    4,125,643
                                                                                          -------------
                     Total                                                            $              --
                                                                                          =============

              (a)    Recorded at 83%
              (b)    100% of negative net book value of AlbertaCo
              (c)    Asset value in excess of cost applied against
                           carrying value of intangibles

NOTE B - The pro-forma adjustments to the condensed consolidated statements of operations areas follows:

                                                                           Year Ended                    Nine Months Ended
                                                                       December 31, 1999                September 30, 2000

(2)           Adjustments to revenue

              Elimination of revenue
                     from non-recurring operations                        $ 1,392,876                           $ 420,027
                                                                       ==============                        ============

(3)           Adjustments to operating expenses

              Elimination of administrative expenses
                     from non-recurring operations                        $ 1,342,638                         $ 2,048,614

              Elimination of sales & marketing expenses
                     from non-recurring operations                            572,454                             922,750

              Elimination of depreciation & amortization expenses
                     from non-recurring operations                            121,155                             656,005

              Elimination of stock-based compensation expenses
                     from non-recurring operations                            238,575                              98,528
                                                                        -------------                        ------------

              Total adjustments to operating expenses                     $ 2,274,823                         $ 3,725,897
                                                                       ==============                        ============

(4)           Adjustments to interest & other (income) expenses

              Elimination of interest & other (income) expenses
                     from non-recurring operations                          $ (17,420)                          $ 51,072

              Interest on Pacific Capital Markets Inc. $400,000
                     demand loan at the Royal Bank of Canada
                     average prime rate plus 2% which approximates
                     8.44% for the year ended December 31, 1999
                     and 9.19% for the nine months ended
                     September 30, 2000                                        33,760                             27,570
                                                                        -------------                         -----------

              Total adjustments to interest & other (income) expenses        $ 16,340                           $ 78,642
                                                                        ==============                       ============